EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2019-C54 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Argentic Services Company LP, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan on and after May 10, 2023, Wilmington Trust, National Association, as Trustee for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for The Tower at Burbank Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Tower at Burbank Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Tower at Burbank Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for The Tower at Burbank Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Tower at Burbank Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Phoenix Industrial Portfolio II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Phoenix Industrial Portfolio II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Phoenix Industrial Portfolio II Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Phoenix Industrial Portfolio II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Phoenix Industrial Portfolio II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Planet Self Storage Portfolio Mortgage Loan prior to April 24, 2023, K-Star Asset Management LLC, as Special Servicer for the Planet Self Storage Portfolio Mortgage Loan on and after April 24, 2023, Wilmington Trust, National Association, as Trustee for the Planet Self Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Planet Self Storage Portfolio Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Planet Self Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Planet Self Storage Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Washington Avenue Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Washington Avenue Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Washington Avenue Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Washington Avenue Portfolio Mortgage Loan.

Dated: March 13, 2024

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)